Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-259799, 333-234026, 333-223556 and 333-208354), Form S-3 (File Nos. 333-254299, 333-237968, 333-234025 and 333-215671) and Form S-1 (No. 333-237514) of VistaGen Therapeutics, Inc. of our report dated June 29, 2021, relating to the consolidated financial statements of VistaGen Therapeutics, Inc. for the year ended March 31, 2021, which appears in this Annual Report on Form 10‑K.

/s/ OUM & CO. LLP

San Francisco, California

June 23, 2022